SCHEDULE 14A
                     SCHEDULE 14 INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant       [   ]

Filed by a Party other than the Registrant        [ X ]

Check the appropriate box:

[X ]  Preliminary Proxy Statement

[  ]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

Name of Registrant as Specified in Its Charter:

US West, Inc.

Name of Person(s) Filing Proxy Statement:

United Food & Commercial Workers Union, Local 99R

Payment of Filing Fee (check the appropriate box)

[X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or

     14a-6(j) (2).

[  ] $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).

[  ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
  ____________________________________________________________

     2) Aggregate number of securities to which transaction applies:

 _____________________________________________________________


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  (1)

 _____________________________________________________________

     4) Proposed maximum aggregate value of transaction:

 _____________________________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount previously paid:

        ____________________________

     2) Form, Schedule or Registration Statement No:

       ______________________________

     3) Filing Party: _________________________

     Date Filed: _______________________________

                   PRELIMINARY PROXY STATEMENT

INDEPENDENT SHAREHOLDER SOLICITATION

FOR SHAREHOLDER REVIEW OF GOLDEN PARACHUTES FOR EXECUTIVES WHO
VOLUNTARILY RESIGN

U.S. WEST, INC.

MAY 3, 1996 ANNUAL STOCKHOLDERS MEETING

Date sent to shareholders:
March 16, 1996

UFCW 99R                                U.S. West, Inc.
2501 W. Dunlap Ave.                     7800 E. Orchard Rd.
Phoenix AZ  85021                       Englewood CO 80111

Dear Fellow U.S. West Shareholder:

     We urge you to vote FOR our shareholder proposal addressing the Board's current golden parachute plan which allows executives to recover three years' severance pay for quitting their jobs.

     We urge a vote FOR the following proposal:

     RESOLVED, that shareholders recommend the Board renegotiate its executive severance policy to eliminate payments to executives who voluntarily quit after a change in control, unless and until such a policy is approved by shareholder vote.

In our view, executives should be paid well if they do well for shareholders, or perhaps helped when they get fired, but should not be rewarded for deserting the company.

     The Company's current policy provides for three years' worth of severance pay and benefits if an executive quits within 3 years of a change in control in response to any of the following:

     * "Any diminution in the status or responsibilities of the Executive's position from that which existed immediately prior to the Change of Control . . .";

     * "The assignment to the Executive of any duties inconsistent with, or any substantial diminution in, such Executive's status or responsibilities . . . including imposition of travel responsibilities which differ materially from required business travel immediately prior to the Change of Control";

     * "A reduction in the Executive's annual base salary as in effect immediately before the Change of Control";

     * "A change in the principal place of the Executive's employment ... more than thirty-five (35) miles...";

     * "The failure by the Company to continue in effect any executive compensation plan or stock option plan in which the Executive participates immediately prior to the Change of Control, unless an equivalent alternative compensation arrangement ... has been provided to the Executive, or the failure by the Company to continue the Executive's participation in any such incentive or stock option plan on substantially the same basis, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the time of the Change of Control";

     * "(A) Except as required by law, the failure by the Company to continue to provide to the Executive benefits substantially equivalent, in aggregate, to those employed by the Executive under the qualified and non-qualified employee benefit and welfare plans of the Company, including, without limitation, any pension, life insurance, medical, dental, health and accident, disability, retirement or savings plans in which the Executive was eligible to participate immediately prior to the Change of Control; (B) The taking of any action by the Company which would directly or indirectly materially reduce or deprive the Executive of any other perquisite employed by the Executive immediately prior to the Change of Control (including company-paid and/or reimbursed club memberships, financial counseling fees and the like; or (C) the failure by the Company or its successor to treat the executive under the Company's vacation policy, past practice or special agreement in the same manner and to the same extent as was in effect immediately prior to the Change of Control"<F1>;

<F1>
The complete text of this policy is on file with the SEC as
Exhibit 10ab to the US West 10K for year ended 12/94, incorporated herein by this reference. Copies are available from us, from the SEC Reading Rooms or from commercial services such as Disclosure, Inc.

In our view, paying officers for quitting is inconsistent with the reason offered by the Board for having these agreements in the first place: "The purpose of these agreements is to encourage the officers to continue to carry out their duties in the event of a possible change in control." 1995 Proxy Statement at p. 12.

     These golden parachutes actually encourage executives to quit -- and punish shareholders for having exercised their legal right to change control by approving a merger or tender offer.

     We doubt these policies help the company attract or retain executives. How many executives make a job decision based on how much they get if they later quit? Jobseekers are more likely to focus on what they would receive while still employed, or on their protection from discharge.

     If rank-and-file US West employees responded to similar changes in their jobs by quitting, how many would become entitled to severance pay? Deals like this for top executives alone are bad for employee morale and productivity, in our view.

     We believe shareholders would prefer to have the company's workforce encouraged to be flexible about changing job duties, titles or locations rather than expect a windfall for being asked to change. The current policy sends the wrong message.

     Some shareholders like the idea of paying severance to managers who lose their jobs due to a change in control. Our proposal is not addressed to severance pay for those who are fired. Rather, the narrow issue we address here is paying 3 years' severance to executives who quit rather than continue to help the company and its shareholders through a transition period.

     Even if you think paying severance to top executives who voluntarily quit after a change in control makes sense, all this proposal seeks is shareholder approval of such a policy prior to making these payments.

     In order to avoid legal disputes this proposal is framed as a recommendation, shareholder approval would not bind the Board. However, most companies' boards comply with recommendations approved by a majority of shareholders.

VOTING PROCEDURE - ELECTION OF DIRECTORS AND OTHER MATTERS TO BE
VOTED

     There are several ways of voting on this proposal:

(1) You can return the enclosed proxy card. However, because the company has not yet announced who its nominees for election to director will be nor any management proposals, we are not permitted to vote the enclosed card on those matters. EXECUTING THE ENCLOSED PROXY CARD THUS WILL WAIVE YOUR RIGHT TO VOTE IN THE DIRECTORS ELECTION AND ON ALL OTHER MATTERS, UNLESS YOU EXECUTE A SUBSEQUENT PROXY CARD.

(2) After management releases its proxy statement, we will revise our card to include the directors' election and any other matters up for a shareholder vote. We will supply revised cards to any shareholders who returned our previous card.

(3) You can vote in person at the shareholders meeting. The meeting will take place on May 1, 1996, at a location yet to be announced.

(4) We have asked management to include the golden parachute proposal on its proxy card, believing this is legally required, but management has not yet agreed to do so. We are hopeful the SEC Staff will resolve the issue. READ THE COMPANY'S CARD CAREFULLY BEFORE YOU SEND IT IN: IF IT GIVES MANAGEMENT DISCRETIONARY AUTHORITY TO VOTE AGAINST PROPOSALS WITHOUT ALLOWING YOU TO VOTE ON OUR PROPOSAL DIRECTLY, THEN SIGNING MANAGEMENT'S CARD WILL CANCEL OUT ANY VOTE FOR OUR PROPOSAL ON THE ENCLOSED CARD.

     All holders of common stock as of the record date (to be announced by the Company) are entitled to vote. You may revoke your vote at any time by (1) executing a later proxy card; (2) appearing at the meeting to vote, or (3) delivering the proxyholder or the Company's secretary written notice of revocation prior to the date of the meeting. If you sign the enclosed card but do not direct us how to vote on the proposal we will vote FOR the proposal. We incorporate herein by reference the discussion in the Company's 1995 proxy statement of voting requirements and outstanding securities (pp. 1-2).

     We will keep all cards we receive confidential until the meeting. At that point they must be presented to the company's tabulator in order to be counted.

PROPOSALS FOR FUTURE MEETINGS

     SEC Rule 14a-8 gives shareholders who have owned more than $1000 worth of the company's stock for more than one year the right to have the company's proxy statement include a shareholder proposal and supporting statement.

     The deadline for submitting such proposals for inclusion in the proxy statement for the 1997 annual meeting will be around November 10, 1996. The exact deadline will appear in the Company's forthcoming proxy statement. Feel free to contact us if you would like more information about shareholder proposals.

EXECUTIVE COMPENSATION/ SECURITY OWNERSHIP OF DIRECTORS AND
EXECUTIVE OFFICERS

     We incorporate herein by reference the information on these matters contained in last year's proxy statement. More current information will be contained in management's forthcoming proxy statement.

SOLICITATION

     The costs of this solicitation are being borne by United Food & Commercial Workers Local 99R, which owns 47 shares of company stock. We are a non-profit organization representing grocery employees in Arizona. We have no interest in representing US West employees, nor are aware of any labor dispute at US West. We will not have specially engaged proxy solicitors but will use our regular staff. We will solicit proxies by mail, telephone, and fax.


THANK YOU FOR VOTING FOR OUR PROPOSAL OPPOSING GOLDEN PARACHUTE
PAYMENTS TO EXECUTIVES WHO VOLUNTARILY RESIGN.

                                        Sincerely,


                                        William McDonough
                                        President UFCW 99R


PLEASE RETURN THE ENCLOSED SURVEY AND PROXY CARD TO
                    UFCW 99R
                    2501 W. Dunlap Avenue
                    Phoenix AZ

PROXY
SOLICITED BY UFCW 99R
U.S. WEST, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 3, 1996

     The undersigned shareholder hereby appoints William McDonough proxy with full power of substitution to vote for the undersigned at the annual meeting of U.S. West, and at any adjournments thereof, on the proposal set forth in the Proxy Statement. By executing this proxy but no later proxy, the undersigned hereby waives the right to vote in the upcoming election of directors and on any other matters which may come before the meeting. The undersigned hereby directs this proxy be voted in accordance with the instructions herein.

(1) PROPOSAL FOR SHAREHOLDER REVIEW OF POLICY PROMISING GOLDEN
PARACHUTES TO EXECUTIVES WHO VOLUNTARILY RESIGN

     FOR [   ]   AGAINST [   ]     ABSTAIN [   ]

PLEASE DATE, SIGN AND PROMPTLY MAIL IN THE SELF-ADDRESSED
ENVELOPE.  PERSONS SIGNING IN REPRESENTATIVE CAPACITY SHOULD
INDICATE AS SUCH. IF SHARES ARE HELD JOINTLY, BOTH OWNERS SHOULD
SIGN.

SIGNATURE ________________________________   DATE ___________

SIGNATURE ________________________________   DATE ___________

ADDRESS _____________________________________________________
___________________      ___________    __________________
ACCOUNT NO./SSN          # OF SHARES    TEL. NO./FAX NO.

IF YOU ARE NOT THE RECORD OWNER OF THIS STOCK, PLEASE LIST THE
NAME AND ADDRESS OF THE RECORD OWNER:
__________________________________



SURVEY OF U.S. WEST SHAREHOLDERS

     THIS IS NOT A PROXY: PLEASE RETURN IT EVEN IF YOU DO NOT
     FILL OUT A PROXY

1. Do you support the proposal for shareholder review of the Company's policy promising golden parachutes to executives who voluntarily resign?

          Yes  _____     No   ____  Undecided  ________

2. Do you believe shareholders should have to pay 3 years' severance to top executives if shareholders decide to change management?

          Yes  _____     No   ____  Undecided  ________

3. Do you support the idea of having an annual election of all directors (instead of the current classified board)?

          Yes  _____     No   ____  Undecided  ________

4. Do you believe compensation of the Company's top executives should be based more on stock performance than salary?

          Yes  ____      No  _____  Undecided _______

5. What is your favorite thing about the Company?

     ________________________________

6. What is the worst thing about the Company?
    __________________________________

7. List anything you would like management to change:
     _________________________________

THE FOLLOWING INFORMATION WILL BE KEPT CONFIDENTIAL:

Name __________________________________Title, if any __________

Address _______________________________________________________

Phone/Fax ________ # Shares owned  ________

Return to: UFCW 99R, 2501 W. Dunlap Ave., Phoenix AZ 85201